Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of BJ’s Restaurants, Inc., a California corporation (the “Company”);

WHEREAS, PW Partners Atlas Fund II LP (“Atlas Fund II”), PW Partners Atlas Fund LP, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC, PW Partners, LLC, PW Partners Capital Management LLC, Patrick Walsh and Jeffrey C. Neal (collectively, the “PW Group”) on the one hand, and Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Luxor Spectrum Offshore Master Fund, LP, Luxor Spectrum Offshore, Ltd., LCG Holdings, LLC, Luxor Capital Group, LP (“Luxor Capital”), Luxor Management, LLC, Christian Leone, Jason G. Bernzweig, Mark A. McEachen and Emanuel R. Pearlman (collectively, the “Luxor Group”) on the other hand, wish to form a group for the purpose of seeking representation on the Board of Directors of the Company at the 2014 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.  The PW Group and the Luxor Group are collectively referred to herein as the “Group”.

NOW, IT IS AGREED, this 28th day of February, 2014 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law.  Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and Kleinberg, Kaplan, Wolff & Cohen, P.C. (“Kleinberg”) of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board of Directors of the Company at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.           Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel) (collectively, “Expenses”) incurred in connection with the Group’s activities set forth in Section 3 must be pre-approved in writing by Patrick Walsh and a representative of the Luxor Group.  Each of Atlas Fund II and Luxor Capital agrees to pay directly all such pre-approved Expenses as follows: (i) with respect to the first $75,000 of pre-approved Expenses, on a pro rata basis; and (ii) with respect to any pre-approved Expenses in excess of $75,000, Atlas Fund II shall pay 50% of such pre-approved Expenses and Luxor Capital shall pay 50% of such pre-approved Expenses.  Each of the undersigned agrees that Expenses for purposes of (i) of this Section shall be calculated on the final business day of each calendar month following the date hereof and the pro-rata portion of such Expenses will be based on the number of shares of Common Stock of the Company directly or indirectly beneficially or otherwise owned (including the actual or notional amount of shares underlying derivative securities and swap arrangements) by each of the PW Group and the Luxor Group, respectively, on the final business day of each calendar month so long as this Agreement is in effect.

5.           Each of the undersigned agrees that any reimbursement from the Company regarding the Expenses paid pursuant to Section 4 shall be split by Atlas Fund II and Luxor Capital in proportion to the Expenses paid pursuant to Section 4.

6.           Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by Patrick Walsh and a representative of the Luxor Group.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he or it deems appropriate, in his or its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

8.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.  No person or entity may be added as a party hereto and, except as set forth in Section 11, no person or entity may be removed as a party hereto, without the written consent of each of the parties hereto.

9.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.           Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

11.           Any party hereto may terminate his or its obligations under this Agreement on 72 hours’ prior written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222 and Christopher Davis at Kleinberg, Fax No. (212) 986-8866.

12.           Each of the undersigned parties hereby agrees that Olshan and Kleinberg shall act as counsel for the Group.

13.           Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to the initial Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act and that such initial Schedule 13D shall be filed no earlier than three business days after the date hereof, unless otherwise agreed by Patrick Walsh and a representative of the Luxor Group.

14.           Each of the undersigned parties hereby agrees that nothing contained in this Agreement shall prevent Olshan from continuing to represent the members of the PW Group in matters other than those relating to the Company while this Agreement is in effect and that nothing shall prevent Kleinberg from continuing to represent the members of the Luxor Group in matters other than those relating to the Company while this Agreement is in effect.  Each of the undersigned parties further agrees that nothing contained in this Agreement shall prevent Olshan from continuing to represent the members of the PW Group in matters relating to their investment in the Company following the termination of this Agreement and that nothing shall prevent Kleinberg from continuing to represent the members of the Luxor Group in matters relating to their investment in the Company following the termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PW PARTNERS ATLAS FUND II LP

By:	PW Partners Atlas Funds, LLC General Partner

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member and Chief Executive Officer

PW PARTNERS ATLAS FUND LP

By:	PW Partners Atlas Funds, LLC General Partner

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member and Chief Executive Officer

PW PARTNERS MASTER FUND LP

By:	PW Partners, LLC General Partner

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member and Chief Executive Officer

PW PARTNERS ATLAS FUNDS, LLC

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member and Chief Executive Officer

PW PARTNERS, LLC

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member and Chief Executive Officer

PW PARTNERS CAPITAL MANAGEMENT LLC

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Managing Member

/s/ Patrick Walsh
PATRICK WALSH

/s/ Patrick Walsh
PATRICK WALSH, as attorney-in-fact for Jeffrey C. Neal

LUXOR CAPITAL PARTNERS, LP

By:	LCG Holdings, LLC General Partner

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR WAVEFRONT, LP

By:	LCG Holdings, LLC General Partner

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:	LCG Holdings, LLC General Partner

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE, LTD.

By:	Luxor Capital Group, LP Investment Manager

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR SPECTRUM OFFSHORE MASTER FUND, LP

By:	LCG Holdings, LLC General Partner

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR SPECTRUM OFFSHORE, LTD.

By:	Luxor Capital Group, LP Investment Manager

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR CAPITAL GROUP, LP

By:	Luxor Management, LLC General Partner

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LCG HOLDINGS, LLC

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR MANAGEMENT, LLC

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

/s/ Norris Nissim
NORRIS NISSIM, as Agent for Christian Leone

/s/ Norris Nissim
NORRIS NISSIM, as attorney-in-fact for Jason G. Bernzweig, Mark A. McEachen and Emanuel R. Pearlman